FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                  This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is made and entered into effective as of December 22, 2000 by and among EBIZ ENTERPRISES, INC., a Nevada corporation ("EBIZ"), JONES BUSINESS SYSTEMS, INC., a Texas corporation ("JBSI"), and JBSI ACQUISITION, INC., a Texas corporation and a wholly-owned subsidiary of EBIZ ("Merger Sub"). This Amendment is entered into in connection with the Agreement and Plan of Merger entered into as of the 17th day of November, 2000 by and among EBIZ, JBSI and Merger Sub (the "Merger Agreement"). All terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Merger Agreement

                                    RECITALS

A. Section 12.7 of the Merger Agreement provides that the Merger Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to conflict of law principles.

B. The parties hereto wish to amend the Merger Agreement to provide for the Merger Agreement to be governed by the laws of the State of Colorado without regard to conflict of law principles.


                                    AGREEMENT

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 12.7 of the Merger Agreement is hereby amended to read in its entirety as follows:

          12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflict of law principles.

         2. Except as otherwise amended hereby, the Merger Agreement remains in full force and effect.

         3. This Amendment may be executed in one or more counterparts and by original or facsimile signature, each of which will constitute an original and all of which together will constitute one and the same instrument.

                            [Signature page follows.]



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                  IN WITNESS WHEREOF, this Amendment has been executed by each of the parties as of the day and year first above written.

                                            EBIZ:

                                            EBIZ ENTERPRISES, INC.


                                            By: /s/ Jeffrey I. Rassas
                                                    Jeffrey I. Rassas
                                                    Chief Strategic Officer

                                            By: /s/ David Shaw
                                                    David Shaw
                                                    Chief Executive Officer


                                            MERGER SUB:


                                            By: /s/ David Shaw
                                                    David Shaw, President

                                            JBSI:

                                            JONES BUSINESS SYSTEMS, INC.


                                            By: /s/ Bruce Parsons
                                                    Bruce Parsons, President